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                                                                   EXHIBIT 10.41




                               PROMISSORY NOTE


$750,000                       Houston, Texas                  December 30, 1996


              FOR VALUE RECEIVED, the undersigned, Casa Ole No. 29, Inc. ("Maker"), promises to pay to the order of Rainbolt, Inc. ("Payee"), the principal sum of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000) as provided below. All payments on this Note shall be due and payable in lawful currency of the United States of America, in immediately available funds at the office of Payee, at 709 Oakridge, Victoria, Texas 77905, or such other address as Payee may designate.

       1. Payments. The principal balance on this Note shall be due and payable in equal annual installments commencing on the first business day of January 1997 and concluding on the first business day of January 2001 (the "Maturity Date"). Interest on the balance of this Note shall accrue from the date of this Note until the Maturity Date and be payable by Maker to Payee annually with a final payment of all then unpaid and accrued interest due and payable on the Maturity Date. The principal amount outstanding from time to time hereunder shall bear interest calculated daily on the basis of a 365-day year, at an annual rate equal to 6%. A fee of $25.00 per day will accrue for each day payment is late.

       2. Prepayments. The unpaid principal balance of this Note or any accrued and unpaid interest on this Note may be prepaid in whole or in part at any time without premium or penalty.

       3. Events of Default and Remedies. Without notice or demand (which are hereby waived), the entire unpaid principal balance of, and all accrued interest on, this Note shall immediately become due and payable at the option of the holder hereof upon the occurrence of any Event of Default. An Event of Default shall occur (a) if Maker defaults in the payment of any amount due hereunder, and such default continues for a period of ten (10) days after written notice is received from Payee, or (b) if Maker defaults in the performance of any covenant, condition, obligation or agreement contained herein and such default continues for a period of ten (10) days after written notice is received from Payee.

       4. Maximum Rate. It is the intention of the parties hereto to conform strictly to any usury laws in force that apply to this transaction. Accordingly, all agreements among the parties hereto, whether previously existing, now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of
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Promissory Note

              the amounts owing under this Note or otherwise, shall the interest (and all other sums that are deemed to be interest) contacted for, charged or received by Payee with respect to this Note, exceed the "Highest Lawful Rate". The "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received under the laws of the United States and the laws of such states as may be applicable thereto which are presently in effect or, to the extent allowed under such applicable laws of the United States and the laws of such states, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. If, from any circumstance whatsoever, interest under any agreement to which Maker and Payee are parties would otherwise be payable in excess of the Highest Lawful Rate, and if from any circumstance Payee shall ever receive anything of value deemed interest by applicable law in excess of the Highest Lawful Rate, then Payee's receipt of such excess interest shall be deemed a mistake and the same shall, so long as no Event of Default under this Note or the Security Agreement shall be continuing, at the option of Maker, either be repaid to Maker or credited to the unpaid principal; provided, however that if an Event of Default shall have occurred and be continuing, and Payee shall receive excess interest during such period, then Payee shall have the option of either crediting such excess amount to principal or refunding such excess amount to Maker. All interest paid or agreed to be paid to Payee shall, to the extent allowed by applicable law, be amortized, prorated, allocated, and spread throughout the full period of Maker's credit relationship with Payee until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed the Highest Lawful Rate.

       5. Attorneys' Fees and Costs. In the event this Note is placed in the hands of an attorney for collection, or in the event this
              Note is collected in whole or in part through legal proceedings of any nature, Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof on account of such collection, regardless of whether suit is filed.

       6. Successors and Assigns. All of the covenants, stipulations, promises and agreements in this Note by or on behalf of Maker shall bind Maker's successors and assigns, regardless of whether so expressed; provided, however, that Maker may not, without the prior written consent of Payee, assign any of its rights, powers, duties, or obligations under this Note.

       7. Invalid Provisions. Any provision in this Note prohibited by law shall be ineffective only to the extent of such prohibition and shall not invalidate the remainder of this Note.
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Promissory Note

       8. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

       9. Notices. Any notice or demand given hereunder by the holder hereof shall be deemed to have been given and received (a) when actually received by Maker, if delivered in person, or (b) if mailed, on the earlier of the date actually received or, regardless of whether ever received, three (3) business days after a letter containing such notice, certified or registered, with postage prepaid, addressed to Maker, is deposited in the United States mail. The address of Maker is as follows:

                     Casa Ole No. 29, Inc.
                     1135 Edgebrook
                     Houston, TX 77034
                     Attn: Stacy M. Riffe
                     Fax No.: (713) 943-9554

              Maker may change its address by written notice to Payee.

       10. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

       EXECUTED as of the day and year first above written.

                                             Rainbolt, Inc.
                                             ----------------------------------
                                             Maker

                                      By:
                                             ----------------------------------
                                      Name:
                                             ----------------------------------
                                      Title:
                                             ----------------------------------
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                          BILL OF SALE AND ASSIGNMENT

Date.

       December 30, 1996 at 12:01 o'clock A.M.

Seller:

       Rainbolt, Inc., a Texas corporation

Seller's Address (including County)

       709 Oakridge
       Victoria, Texas 77905
       (Victoria County)

Purchaser:

       Casa Ole' No. 29, Inc.

Purchaser's Address (including County)

       1135 Edgebrook
       Houston, Texas 77034
       (Harris County, Texas)

Consideration:

       Seven Hundred Fifty Thousand Dollars
       ($750,000)

Goods:

       All of the assets, property, leaseholds, business, goodwill, trade names, and franchises used in or required for that certain restaurant business owned and operated by Seller at 391 Victoria Mall in Victoria, Texas, including, but not limited to, its furniture, fixtures, inventories, and supplies..

Excluded Goods:

       None

Encumbrances:

       None
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Sale and Conveyance:

       Seller, for the Consideration, hereby sells and conveys the Goods to Purchaser, but does not sell or convey to Purchaser the Excluded Goods. Title to the Goods is intended to pass from Seller to Purchaser upon the delivery of this Bill of Sale and Assignment, regardless where the Goods may be situated.

Warranties:

       Seller warrants to Purchaser that:

              1)     the title to the Goods is good and its transfer rightful.

              2) the Goods are hereby delivered free from any security interest or other lien or encumbrance, except the Encumbrances.

              3)     the Goods are merchantable.

Negation of Assumption:

       Seller hereby acknowledges that the Purchaser does not assume or agree to pay or satisfy any of Seller's liabilities or obligations, whether associated with the business referred to above or otherwise.

                                          SELLER:

                                          Rainbolt, Inc.

                                          BY
                                             ----------------------------------
                                             Jack R. Goodwin, President


                                ACKNOWLEDGEMENT

STATE OF TEXAS
COUNTY OF NUECES

       This instrument was acknowledged before me on the ____ day of December, 1996 by Jack R. Goodwin in his capacity as president of Rainbolt, Inc.


                                             ----------------------------------
                                             Notary Public
                                             (Affix Seal)
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                                    GUARANTY

       For value received, CASA OLE RESTAURANTS, INC. hereby guarantees payment to RAINBOLT, INC., or its successors and assigns, obligee, of the City of Victoria, County of Victoria, State of Texas, of that certain Promissory Note in the amount of SEVEN HUNDRED FIFTY THOUSAND AND NO\100 ($750,000.00) payable from CASA OLE NO.29, INC. to RAINBOLT, INC., dated the 30th day of December, 1996, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference. CASA OLE RESTAURANTS, INC., acknowledges, as evidenced by the resolution of its board of directors, attached hereto as Exhibit "B" and incorporated herein by this reference, that this guaranty is authorized by the Board of Directors and that the guaranty is reasonably expected to directly or indirectly benefit CASA OLE RESTAURANTS, INC.

       CASA OLE RESTAURANTS, INC. waives diligence on the part of RAINBOLT, INC., its successors and assigns, in the collection of that indebtedness, and agree that RAINBOLT, INC., its successors and assigns, shall be under no obligation to notify CASA OLE RESTAURANTS, INC. of the acceptance of the guaranty or of any credit extended on the face of this guaranty, or of any renewals or extensions of the indebtedness. RAINBOLT, INC., its successors and assigns, shall have the privilege of granting such renewals and extensions as it may deem proper. Notwithstanding language to the contrary herein, RAINBOLT, INC. agrees to give


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CASA OLE RESTAURANTS, INC., 10 days written notice of a default on the part of
CASA OLE 29, INC. and an opportunity to cure the default as provided in the note. This guaranty is in addition to such other security, if any, as RAINBOLT, INC., its successors and assigns, now or hereafter may have. RAINBOLT, INC., its successors and assigns, may surrender or release all or any portion of such other security, without in any way affecting the liability herein of CASA OLE RESTAURANTS, INC. It shall not be necessary for RAINBOLT, INC., its successors and assigns, in order to enforce payment by CASA OLE RESTAURANTS, INC., of the indebtedness, to first institute suit or to pursue or exhaust its remedies against CASA OLE NO. 29, INC., or against any other security that RAINBOLT, INC., its successors and assigns, may have.

       CASA OLE RESTAURANTS, INC., acknowledges that this guaranty is in effect and that it is binding on it without reference to whether it is signed by any other person, persons or entities. CASA OLE RESTAURANTS, INC., agrees that the guaranty shall continue in full force and effect, notwithstanding the death or the release by agreement or by operation of law of, or the extension of time to, any other guarantor or guarantors as to obligations then existing.

       This agreement is to be performed in the County of Victoria, State of Texas, and any suit on this guaranty or for any breach



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of this guaranty may be brought and prosecuted in the courts of that county.

       Executed the 31 day of December, 1996.

                                         CASA OLE RESTAURANTS, INC.

                                         BY:  /s/ STACY M. RIFFE
                                             ----------------------------------

                                              STACY M. RIFFE
                                             ----------------------------------
                                              (Printed Name)

                                             ----------------------------------

                                         ITS: VICE PRESIDENT, CFO
                                             ----------------------------------
                                             (Official Capacity)
THE STATE OF TEXAS             )

COUNTY OF HARRIS)              )

       This instrument was acknowledged before me on this the 31 day of December, 1996, by Stacy M. Riffe, Vice President, CFO of CASA OLE RESTAURANTS, INC., a Texas (State) corporation, on behalf of said corporation.

                                           SUE SONDEREGGER
     [SEAL]                                -------------------------------------
SUE SONDEREGGER                            NOTARY PUBLIC, STATE OF TEXAS
MY COMMISSION EXPIRES
    June 12, 1999                          SUE SONDEREGGER
                                           -------------------------------------
                                           My commission expires:  June 12, 1999



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